Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121153) of Energy East Corporation of our report dated July 11, 2005 relating to the financial statements of the Rochester Gas and Electric Corporation Savings Plus Plan, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine July 13, 2005